Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 5th Ave. Suite 5100 Seattle, Washington, 98104 o: 206.883.2500

February 25, 2026
Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, Utah 84101
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Recursion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 19,424,000 shares of your Class A common stock, par value $0.00001 per share (the “Shares”), consisting of: (i) 16,186,000 shares of Class A common stock to be issued under the 2021 Equity Incentive Plan (the “2021 EIP”) and (ii) 3,238,000 shares of Class A common stock to be issued under the 2021 Employee Stock Purchase Plan (the “2021 ESPP,” and together with the 2021 EIP, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati, P.C.

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